UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2019
Date of Report (Date of earliest event reported)

QORNERSTONE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52945	98-0540833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6, Shenton Way #21-08 OUE Downtown Singapore	068809
(Address of principal executive offices)	(Zip Code)

+65-65572516
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

__________

Item 3.02Unregistered Sales of Equity Securities

On October 7, 2019, we completed a private placement equity financing to four purchasers.  The private placement consisted of the sale of an aggregate of 599,999 shares of our common stock at a price of $0.90 per share pursuant to a private placement subscription agreement for gross proceeds of $540,000.  The shares of our common stock issued with respect to the private placement were issued in reliance on the exemption from the registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) provided by Rule 903 of Regulation S promulgated under the U.S. Securities Act with respect to the four individuals based on representations and warranties provided by purchasers of the shares in their respective subscription agreements entered into between us and each of the purchasers.

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 10, 2019	QORNERSTONE INC. By:/s/ Ernest Ong Enerst Ong President, CEO and Director

__________